                                                                    Exhibit 4.1


                         UNITED STATES STEEL CORPORATION

                              OFFICER'S CERTIFICATE

                                  May 20, 2003

      I, the undersigned officer of United States Steel Corporation (the "Company"), do hereby certify that I am an Authorized Officer of the Company as such term is defined in the Indenture (as defined herein). I am delivering this certificate pursuant to the authority granted in the Board Resolutions of the Company dated May 14, 2003, and Sections 201 and 301 of the Indenture dated as of May 20, 2003, as heretofore amended and supplemented to the date hereof (as heretofore amended and supplemented, the "Indenture"), between the Company and The Bank of New York, as Trustee (the "Trustee"). Section 1(u)(ii) of this Officer's Certificate sets forth definitions of capitalized terms used herein. Terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Indenture. Based upon the foregoing, I hereby certify on behalf of the Company as follows:

      1. The terms and conditions of the Securities described in this Officer's Certificate are as follows (the lettered subdivisions set forth in this Paragraph 1 corresponding to the numbered subdivisions of Section 301 of the Indenture):

      (a) Title. The Securities of the series to be issued under the Indenture shall be designated "9 3/4% Senior Notes due 2010" (the "2010 Notes").

      (b) Amount. (i) The 2010 Notes shall be initially authenticated and delivered in the aggregate principal amount of $450,000,000. Subject to the provisions of Section 1(r)(ix), the Company may create and issue Additional Notes. The Additional Notes will rank equally with the initial 2010 Notes and otherwise be similar in all respects so that the Additional Notes shall be consolidated and form a single series with the initial 2010 Notes (together with the Additional Notes, the "Notes"). The Trustee shall authenticate Additional Notes upon receipt of a Corporation Order and Opinion of Counsel, both meeting the requirements of Section 303 of the Indenture, specifying the amount of Additional Notes to be authenticated.

            (ii) The initial 2010 Notes and any Additional Notes shall vote and consent together on all matters as one class and none of the initial 2010 Notes or the Additional Notes shall have the right to vote or consent as a separate class on any matter.

      (c) Payment of Interest. Interest on the 2010 Notes shall be payable to the Persons in whose names such Securities are registered at the close of business on the Regular Record Date for such interest, except as otherwise expressly provided in the form of such Securities attached hereto as Exhibit A.

      (d) Maturity. The 2010 Notes shall mature and the principal thereof shall be due and payable together with all accrued and unpaid interest thereon on May 15, 2010.

      (e) Interest. Interest on the 2010 Notes shall be payable as follows, except as otherwise expressly provided in the form of such Securities attached hereto as Exhibit A:

            (i) The Company shall pay accrued interest semi-annually on each May 15 and November 15 commencing November 15, 2003 or if any such day is not a Business Day, on the next Business Day. The Company shall pay interest on overdue principal at 1% per annum in excess of the rate borne by the Notes to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            (ii) By at least 11:00 a.m. prevailing Eastern (U.S.) time on the date on which any principal of or interest on any Note is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal and/or interest. The Company will pay interest (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on May 1 or November 1 next preceding the interest payment date (the "Regular Record Date") even if Notes are cancelled, repurchased or redeemed after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts by wire transfer of immediately available funds to the U.S. dollar accounts with a bank in the United States specified by the Holder hereof or, if no such account is specified, by mailing a check to the Holder's registered address.

      (f) Payments; Security Registrar. If a Holder of 2010 Notes has given wire transfer instructions to the Company and the Paying Agent prior to the fifth day preceding the related Regular Record Date (or, in the case of principal or premium, the fifth day preceding the date such principal or premium is due), the Company shall pay all principal, interest and premium, if any, on that Holder's 2010 Notes in accordance with such instructions. The Company's office in Pittsburgh shall initially be the place at which (i) the principal, interest and premium, if any, on the 2010 Notes shall be payable (other than payments made in accordance with the first sentence of this paragraph (f)), (ii) registration of transfer of the 2010 Notes may be effected, (iii) exchanges of the 2010 Notes may be effected and (iv) notices and demands to or upon the Company in respect of the 2010 Notes and the Indenture may be served; and the Company shall be the Security Registrar for the 2010 Notes; provided, however, that the Company reserves the right to change, by one or more Officer's Certificates, any such place or the Security Registrar; provided, however, that there shall be only a single Security Registrar for the 2010 Notes.

      (g) Optional Redemption.

            (i) Optional Redemption. Except as set forth in clause (ii) of this
      Section 1(g), the 2010 Notes shall not be redeemable at the Company's option prior to May 15, 2006. On and after May 15, 2007, the Company may redeem all or a part of the 2010 Notes upon not less than 30 nor more than 60 days' notice, at the Redemption Prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, on the 2010 Notes redeemed, to the applicable Redemption Date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below:

YEAR                                                     PERCENTAGE
----                                                     ----------
2007                                                     104.875%
2008                                                     102.4375%
2009 and thereafter                                      100.000%


            (ii) Equity Claw-back. Notwithstanding the foregoing, at any time prior to May 15, 2006, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the 2010 Notes at a Redemption Price of 109.75% of the principal amount, plus accrued and unpaid interest, if any, to the Redemption Date, with the net cash proceeds of one or more Public Equity Offerings, provided that at least 65% of the aggregate principal amount of 2010 Notes remains outstanding immediately after the occurrence of such redemption (excluding 2010 Notes held by the Company and its Subsidiaries); and provided further, that any such redemption shall occur within 60 days of the date of the closing of such offering.

            (iii) Notice of Redemption. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the Redemption Date to each Holder of 2010 Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the 2010 Notes or a satisfaction and discharge of the 2010 Notes under the Indenture. Notices of redemption may not be conditional.

            (iv) Selection of 2010 Notes to be Redeemed. In accordance with
      Section 1103 of the Indenture, the following method is provided for the selection of 2010 Notes to be redeemed and these procedures shall be followed by the Security Registrar in the event of a redemption of the 2010 Notes pursuant to the provisions of this Officer's Certificate. If less than all of the 2010 Notes are to be redeemed at any time, the Security Registrar shall select 2010 Notes for redemption as follows:

            (A) if the 2010 Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the 2010 Notes are listed; or

            (B) if the 2010 Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate.

            No 2010 Notes of $1,000 principal amount or less can be redeemed in part.

      (h) Mandatory Redemption. The Company is not required to make any mandatory redemption or sinking fund payments with respect to the 2010 Notes.

      (i) Denominations. The 2010 Notes are issuable only in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

      (j) Not applicable.

            (k) Not applicable.

            (l) Not applicable.

            (m) Not applicable.

            (n) Not applicable.

            (o) Defeasance.

            (i) General.

            (A) For purposes of the 2010 Notes, this Section 1(o) (and not
      Section 1302 or 1303 of the Indenture) sets forth the method by which the 2010 Notes shall be defeasible.

            (B) Subject to Section 1(o)(i)(C) and Section 1(o)(ii), the Company at any time may terminate (i) all of its obligations under the Notes and the Indenture ("legal defeasance option") or (ii) its obligations under Sections 1(r)(ii) and 1(r)(iii) and Sections 1(r)(v) through (xvi) and the operation of Sections 1(u)(i)(A)(3) and 1(u)(i)(A)(4), 1(q)(vi), 1(q)(vii) (but only with respect to a Significant Subsidiary), 1(q)(viii) (but only with respect to a Significant Subsidiary) and 1(q)(ix) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

            If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Section 1(q)(iv), 1(q)(vi), 1(q)(vii) (but only with respect to a Significant Subsidiary), 1(q)(viii) (but only with respect to a Significant Subsidiary), 1(q)(ix), or because of the failure of the Company to comply with Sections 1(u)(i)(A)(3) or 1(u)(i)(A)(4).

            Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

            (C) Notwithstanding clauses (A) and (B) above, the Company's obligations in Sections 1(o)(v), 1(o)(vi), 1(p)(iii), 1(r)(i), 1(r)(iv) and 1(r)(xvii) of this Officer's Certificate and Sections 306, 606, 607, 702, 703, 1001 and 1002 of the Indenture shall survive until the Notes have been paid in full. Thereafter, the Company's obligations in Sections 1(o)(v) and 1(o)(vi) of this Officer's Certificate and Section 607 of the Indenture shall survive.

            (ii) Conditions to Defeasance.

            The Company may exercise the legal defeasance option or the covenant defeasance option only if:

            (A) the Company irrevocably deposits or causes to be deposited in trust with the Trustee money or U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all outstanding Notes (except Notes replaced pursuant to Section 306) to maturity or redemption, as the case may be;

            (B) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all outstanding Notes (except Notes replaced pursuant to Section 306) to maturity or redemption, as the case may be;

            (C) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 1(q)(vii) or 1(q)(viii) with respect to the Company occurs which is continuing at the end of the period;

            (D) the deposit does not constitute a default under any other material agreement binding on the Company;

            (E) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

            (F) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Noteholders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

            (G) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Noteholders will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred; and

            (H) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Section 1(o) have been complied with.

            Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article Eleven of the Indenture.

            (iii) Application of Trust Money.

            The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Section 1(o). It shall apply the deposited money and the money from U.S. Government Obligations either directly or through the Paying Agent as the Trustee may determine and in accordance with this Indenture to the payment of principal of and interest on the Notes.

            (iv) Repayment to Company.

            The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

            Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for one year after such principal and interest have become due and payable, and, thereafter, Noteholders entitled to the money must look to the Company for payment as general creditors.

            (v) Indemnity for Government Obligations.

            The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations other than any such tax, fee or other charge which by law is for the account of the Holders of the defeased Notes; provided that the Trustee shall be entitled to charge any such tax, fee or other charge to such Holder's account.

            (vi) Reinstatement.

            If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Section 1(o) by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Section 1(o) until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Section 1(o); provided, however, that, (a) if the Company has made any payment of interest on or principal of any Notes following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent and (b) unless otherwise required by any legal proceeding or any order or judgment of any court or governmental authority, the Trustee or Paying Agent shall return all such money and U.S. Government Obligations to the Company promptly after receiving a written request therefor at any time, if such reinstatement of the Company's obligations has occurred and continues to be in effect.

      (p) Book-entry; Delivery and Form.

            (i) Form and Dating.

            The 2010 Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The 2010 Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each 2010 Note shall be dated the date of its authentication. The 2010 Notes shall be in denominations of $1,000 and integral multiples thereof.

            The terms and provisions contained in the 2010 Notes shall constitute, and are hereby expressly made, a part of this Officer's Certificate, and the Company, by its execution and delivery of this Officer's Certificate, expressly agrees to such terms and provisions and to be bound thereby. However, to the extent any provision of any 2010 Note conflicts with the express provisions of this Officer's Certificate or the Indenture, the provisions of this Officer's Certificate or the Indenture, as applicable, shall govern and be controlling.

            2010 Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend and the "Schedule of Exchanges in the Global Note" attached thereto). 2010 Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such aggregate principal amount of the outstanding 2010 Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding 2010 Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding 2010 Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding 2010 Notes represented thereby shall be made by the Trustee, the Depositary or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by
      Section 1(p)(iv) of this Officer's Certificate.

            (ii) Authentication.

            The Trustee or an Authenticating Agent shall authenticate by delivery and execution of a Trustee's Certificate of Authentication in the form set forth in Section 205 of the Indenture (A) the 2010 Notes for original issue on the Issue Date in the aggregate principal amount of $450,000,000 (the "Original Notes") and (B) additional 2010 Notes for original issue from time to time after the Issue Date in such principal amounts as may be set forth in a Corporation Order (such additional 2010 Notes, together with the Original Notes, the "Initial Notes").

            (iii) Security Registrar, Paying Agent and Depositary.

            The Company will initially act as the Security Registrar and Paying Agent for the 2010 Notes. Upon the occurrence of an Event of Default set forth herein, the Trustee shall serve as Paying Agent for the 2010 Notes. The Company shall maintain a Place of Payment for the 2010 Notes pursuant to Section 1002 of the Indenture.

            The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes. The Trustee has been appointed by DTC to act as Note Custodian with respect to the Global Notes.

            (iv) Transfer and Exchange.

            (A) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Company for Definitive Notes if:

            (1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary for the Global Notes or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary;

            (2) the Company in its sole discretion notifies the Trustee in writing that it elects to cause issuance of the 2010 Notes in certificated form; or

            (3) a default entitling the holders of the Notes to accelerate the maturity thereof has occurred and is continuing.

            Upon the occurrence of any of the preceding events in (1), (2) or
            (3) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 306 and 309 of the Indenture. Every 2010 Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this section, Sections 304, 305 and 306 of the Indenture, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another 2010 Note other than as provided in this Section 1(p)(iv)(A), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 1(p)(iv)(B) of this Officer's Certificate.

            (B) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Officer's Certificate and the Applicable Procedures. In connection with all transfers and exchanges of beneficial interests, the transferor of such beneficial interest must deliver to the Security Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive
      Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Security Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Security Registrar shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 1(p)(iv)(F) hereof.

            (C) Transfer and Exchange of Beneficial Interests for Definitive Notes. If any holder of a beneficial interest in a Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 1(p)(iv)(B) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 1(p)(iv)(F) hereof, and the Company shall execute and the Trustee shall upon receipt of an Authentication Order authenticate and (at the expense of the Company) deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 1(p)(iv)(C) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Security Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall (at the expense of the Company) deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

            (D) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 1(p)(iv)(D), the Security Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Security Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Security Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, pursuant to the provisions of this Section 1(p)(iv)(D).

            (E) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Officer's Certificate.

                  (1) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

      "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE OFFICER'S CERTIFICATE UNDER THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO
      ARTICLE III OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 1(p)(iv)(A) OF THE OFFICER'S CERTIFICATE UNDER THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 309 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY OR ANY SUCCESSOR THERETO."

            Additionally, for so long as DTC is the Depositary with respect to any Global Note, each such Global Note shall also bear a legend in substantially the following form:

      "UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AS DEFINED IN THE OFFICER'S CERTIFICATE UNDER THE INDENTURE GOVERNING THIS NOTE), TO THE COMPANY OR ANY SUCCESSOR THERETO OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

            (F) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 309 of the Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of 2010 Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee, the Note Custodian or the Depositary at the direction of the Trustee, to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note, by the Trustee, the Note Custodian or by the Depositary at the direction of the Trustee, to reflect such increase.

            (G) General Provisions Relating to Transfers and Exchanges.

            (1) To permit registrations of transfers and exchanges, subject to
      Section 1(p)(iv) of this Officer's Certificate, the Company shall execute and, upon the Company's order, the Trustee or an Authenticating Agent shall authenticate Global Notes and Definitive Notes at the Security Registrar's request.

            (2) All certifications, certificates and Opinions of Counsel required to be submitted to the Security Registrar pursuant to this
      Section 1(p)(iv) to effect a transfer or exchange may be submitted by facsimile.

            (3) The Trustee and the Security Registrar shall have no obligation or duty to monitor, determine or inquire as to whether any Person is or is not a Person described in Section 1(p)(iv) of this Officer's Certificate or under applicable law (other than the Trust Indenture Act) with respect to any transfer of any interest in any 2010 Note (including any transfers between or among Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

      (q) Events of Default. Each of the following events constitutes an "Event of Default" and replaces the Events of Default set forth in the indenture:

            (i) a default in any payment of interest on any 2010 Note when the same becomes due and payable, and such default continues for a period of 30 days;

            (ii) a default in the payment of principal of any 2010 Note when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise;

            (iii) the failure by the Company to comply with its obligations under Section 1(u)(i) herein;

            (iv) the failure by the Company to comply with Section 1(r)(ii) hereof, any of Sections 1(r)(vii) through 1(r)(xvi) (other than a failure to repurchase Notes when required pursuant to Section 1(r)(viii) or 1(r)(xii), which failure shall constitute an Event of Default under
      Section 1(q)(ii)) and such failure continues for 30 days after the notice specified below;

            (v) the failure by the Company to comply with any of its agreements in the 2010 Notes or the Indenture (other than those referred to in (i), (i), (iii) or (iv) above) and such failure continues for 60 days after the notice specified below;

            (vi) the failure by the Company or any Significant Subsidiary of the Company to pay any Indebtedness within any applicable grace period provided in such Indebtedness after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $50 million;

            (vii) the Company or a Significant Subsidiary of the Company pursuant to or within the meaning of any Bankruptcy Law:

            (A) commences a voluntary case;

            (B) consents to the entry of an order for relief against it in an involuntary case in which it is the debtor;

            (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

            (D) makes a general assignment for the benefit of its creditors;

      or takes any comparable action under any foreign laws relating to insolvency;

            (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

            (A) is for relief against the Company or any Significant Subsidiary of the Company in an involuntary case

            (B) appoints a Custodian of the Company or any Significant Subsidiary of the Company or for any substantial part of its property of the Company or any Significant Subsidiary; or

            (C) orders the winding up or liquidation of the Company or any Significant Subsidiary of the Company;

      or any similar relief is granted under any foreign laws) and the order, decree or relief remains unstayed and in effect for 90 days; or

            (ix) any judgment or decree for the payment of money in excess of $50 million is rendered against the Company or any Significant Subsidiary of the Company, remains outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed within 10 days after notice.

However, a default under clauses (iv) and (v) will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding 2010 Notes notify the

Company of the default and the Company does not cure such default within the time specified after receipt of such notice.

      (r) Certain Covenants In addition to the covenants set forth in Sections 1001, 1002 and 1003 of the Indenture, but in lieu of Sections 1004 through 1010 of the Indenture, the Company is subject to the following covenants:

            (i) Corporate Existence. Except as otherwise permitted by Sections 1(r)(viii) and 1(u)(i) hereof, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or limited liability company existence of each of its Significant Subsidiaries in accordance with the respective organizational documents of each such Subsidiary and the material rights (charter and statutory) and franchises of the Company and each such Subsidiary; provided, however, that the Company shall not be required to preserve, with respect to itself, any material right or franchise and, with respect to any of its Significant Subsidiaries, any such existence, material right or franchise, if the Board of Directors of the Company shall determine in good faith (such determination to be evidenced by a board resolution), that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Subsidiaries, taken as a whole.

            (ii) SEC Reports. The Company will file with the SEC such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filings of such information, documents and reports under such Sections.

            (iii) Compliance Certificate.

            (A) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate, one of the signers of which is the chief executive, chief financial or chief accounting officer, stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company and its Subsidiaries have kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to such Officers signing such certificate, that to the best of his or her knowledge the Company and its Subsidiaries have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company and its Subsidiaries are taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest on the Notes are prohibited (or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto).

            (B) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

            (C) The Company shall comply with Section 314(a)(4) of the Trust Indenture Act.

            (iv) Stay, Extension and Usury Laws. The Company covenants that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture. The Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

            (v) Payment of Taxes and Other Claims. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Restricted Subsidiaries or properties of it or any of its Restricted Subsidiaries and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of it or any of its Restricted Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

            (vi) Maintenance of Properties and Insurance.

            (A) The Company shall, and shall cause each of its Significant Subsidiaries to, maintain its material properties in good working order and condition (subject to ordinary wear and tear) and make or cause to be made all necessary repairs, renewals, replacements, additions, betterments and improvements thereto and actively conduct and carry on its business, all as in the reasonable judgment of the Company is necessary so that the business carried on by the Company and its Significant Subsidiaries may be actively conducted; provided, however, that nothing in this Section 1(r)(vi) shall prevent the Company or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties, if such discontinuance is, in the good faith judgment of the Company or the Subsidiary, as the case may be, desirable in the conduct of their respective businesses and is not disadvantageous in any material respect to the Holders.

            (B) The Company shall provide or cause to be provided, for itself and each of its Significant Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Company, are adequate and appropriate for the conduct of the business of the Company and such Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America, any state thereof or any agency or instrumentality of such governments, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Company, for companies similarly situated in the industry.

            (vii) Investment Grade Rating.

            Following the first day:

                  (a) the Notes have an Investment Grade Rating from both of the Rating Agencies, and

                  (b) no Default has occurred and is continuing under the Indenture,

      the Company and its Restricted Subsidiaries will not be subject to Sections 1(r)(ix), (x), (xi), (xii), (xiii), (xiv) and clause (3) of
      Section 1(u)(i)(A) (collectively, the "Suspended Covenants").

            The Company will notify the Trustee by delivery of an Officer's Certificate of the suspension of the Suspended Covenants. In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding sentence, and subsequently one or both of the Rating Agencies withdraws its rating or downgrades the rating assigned to the Notes below an Investment Grade Rating, then the Company and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants, and compliance with the Suspended Covenants with respect to Restricted Payments made after the time of such withdrawal or downgrade will be calculated in accordance with Section 1(r)(x) as though such section had been in effect since the date the Notes were originally issued.

            (viii) Change of Control.

            Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company repurchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

            Within 30 days following any Change of Control, the Company shall mail a notice to each Holder at its registered address with a copy to the Trustee (the "Change of Control Offer") stating:

            (a) that a Change of Control has occurred and that such Holder has the right to require us to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

            (b) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, in each case after giving effect to such Change of Control);

            (c) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

            (d) the instructions, as determined by the Company, consistent with this Section 1(r)(viii), that a Holder must follow in order to have its Notes purchased.

            The Company shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

            The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this
      Section 1(r)(viii), the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 1(r)(viii) by virtue of its compliance with such securities laws or regulations.

            (ix) Limitation on Indebtedness.

            (A) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company shall be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis no Default has occurred and is continuing and, the Consolidated Coverage Ratio exceeds 2.0 to 1.

            (B) Notwithstanding the foregoing paragraph (A), the Company and the Restricted Subsidiaries shall be entitled to Incur any or all of the following Indebtedness:

            (1) Indebtedness Incurred by the Company, any Financing Entity and any Foreign Restricted Subsidiary pursuant to any Credit Facilities, provided, however, that, immediately after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (i) and then outstanding does not exceed the greater of (A) $750 million less the sum of all principal payments with respect to such Indebtedness pursuant to Section 1(r)(xii)(B)(3)(a) and (B) the sum of (x) 60% of the book value of the inventory of the Company and its Restricted Subsidiaries and (y) 85% of the book value of the accounts receivable of the Company and its Restricted Subsidiaries;

            (2) Indebtedness owed to and held by the Company or a Wholly Owned Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon and (B) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes;

            (3) the Notes (other than any Additional Notes) and any other Indebtedness of the Company or any Restricted Subsidiary outstanding on the Issue Date;

            (4) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company); provided, however, that on the date of such acquisition and after giving pro forma effect thereto, the Company would have been able to Incur at least $1.00 of additional Indebtedness pursuant to Section 1(r)(ix)(A);

            (5) Industrial Revenue Bond Obligations, so long as the aggregate principal amount of all Industrial Revenue Bond Obligations (inclusive of any in respect of which the Company becomes directly or indirectly liable pursuant to the Financial Matters Agreement) does not exceed $600 million;

            (6) Indebtedness to Marathon Incurred pursuant to the Financial Matters Agreement in respect of Capital Lease Obligations, in an aggregate principal amount not to exceed $92 million;

            (7) Indebtedness to Marathon Incurred pursuant to the Financial Matters Agreement in respect of Guarantees of Marathon in an aggregate principal amount not to exceed $145 million;

            (8) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to Section 1(r)(ix)(A) or pursuant to clause (3), (4) or (6) of this Section 1(r)(ix)(B) or this clause (8); provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Subsidiary Incurred pursuant to clause (4) of this Section 1(r)(ix)(B), such Refinancing Indebtedness shall be Incurred only by such Subsidiary or by the Company;

            (9) Hedging Obligations directly related to Indebtedness permitted to be Incurred by the Company pursuant to the Indenture or to mitigate currency or business risk;

            (10) Obligations in respect of performance, bid and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

            (11) Indebtedness arising from overdraft conditions honored by a bank or other financial institution in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two Business Days of its Incurrence;

            (12) Guarantees by the Company of obligations of any of its joint ventures in an aggregate amount not to exceed $100 million;

            (13) Subordinated Obligations not to exceed $200 million which (x) are convertible into equity securities of the Company, (y) have a Stated Maturity after the first anniversary of the Stated Maturity of any series of Notes then outstanding and
                  (z) have an Average Life that is greater than the Average Life of any series of Notes then outstanding;

            (14) Attributable Debt related to Sale/Leaseback Transactions in an amount not to exceed $150 million;

            (15) Purchase Money Indebtedness and Capital Lease Obligations Incurred to acquire property in the ordinary course of business in an aggregate amount not to exceed $75 million for the year ending July 27, 2003, $75 million for the year ending July 27, 2004 and $50 million in each of the years thereafter; and

            (16) Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount which, when taken together with all other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (15) of this Section 1(r)(ix)(B) above or Section 1(r)(ix)(A)) does not exceed $150 million.

            (C) Notwithstanding the foregoing, the Company shall not incur any Indebtedness under Section 1(r)(ix)(B) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of the Company unless such Indebtedness shall be subordinated to the Notes to at least the same extent as such Subordinated Obligations.

            (D) For purposes of determining compliance with this Section 1(r)(ix), in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, (1) shall classify such item of Indebtedness at the time of Incurrence and will be entitled to either include the amount and type of such Indebtedness in only one of the above clauses or divide and classify such item of Indebtedness in more than one of the types of Indebtedness described above and (2) will be entitled from time to time to reclassify all or a portion of such item of Indebtedness classified in one of the clauses in Section 1(r)(ix)(B) into another clause in Section 1(r)(ix)(B) that it meets the criteria of.

            (E) For purposes of determining compliance with any U.S. dollar restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness shall be the U.S. Dollar Equivalent determined on the date of the Incurrence of such Indebtedness, provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars shall be as provided in such Currency Agreement. The principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being Refinanced shall be the U.S. Dollar Equivalent, as appropriate, of the Indebtedness Refinanced, except to the extent that (i) such U.S. Dollar Equivalent was determined based on a Currency Agreement, in which case the Refinancing Indebtedness shall be determined in accordance with the preceding sentence, and (ii) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in which case the U.S. Dollar Equivalent of such excess shall be determined on the date such Refinancing Indebtedness is Incurred.

            (x) Limitation on Restricted Payments.

            (A) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted
      Payment:

            (1) a Default shall have occurred and be continuing (or would result therefrom);

            (2) the Company is not entitled to Incur an additional $1.00 of Indebtedness pursuant to Section 1(r)(ix)(A); or

            (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since July 27, 2001 (other than dividends on common stock paid prior to the Issue Date) would exceed the sum of (without duplication):

                  (a) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the July 27, 2001 occurs to the end of the most recent fiscal quarter for which financial results are publicly available prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

                  (b) 100% of the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to July 27, 2001 (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) and 100% of any cash capital contribution received by the Company from its shareholders subsequent to July 27, 2001; plus

                  (c) the amount by which Indebtedness of the Company (other than Subordinated Obligations) is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to July 27, 2001 of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); plus

                  (d) an amount equal to the sum of (i) the net reduction in the Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Company or any Restricted Subsidiary, and (ii) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

            (B)   The preceding provisions shall not prohibit:

            (1) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) or a substantially concurrent cash capital contribution received by the Company from its shareholders; provided, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under clause (3)(b) of paragraph (A) above;

            (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness which is permitted to be Incurred under Section 1(r)(ix); provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

            (3) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section 1(r)(x); provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

            (4) so long as no Default has occurred and is continuing, the repurchase or other acquisition of shares of Capital Stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such repurchases and other acquisitions (other than any acquisition of shares of common stock of the Company that are used as payment for the exercise price of outstanding options) shall not exceed $5.0 million in any calendar year; provided further, however, that such repurchases and other acquisitions shall be excluded in the calculation of the amount of Restricted Payments;

            (5) so long as no Default has occurred and is continuing, the declaration and payment of one or more dividends on the common stock of the Company with respect to the period ending on December 31, 2003 in an aggregate amount not to exceed $14.0 million; provided that such dividends shall be excluded in the calculation of the amount of Restricted Payments;

            (6) so long as no Default has occurred and is continuing, any Restricted Payment which, together with all other Restricted Payments made pursuant to this clause (6) on or after July 27, 2001, does not exceed $30 million; provided, however, that such Restricted Payments shall be included in the calculation of the amount of Restricted Payments; and

            (7) so long as no Default has occurred and is continuing, the declaration and payment of dividends on the Company's 7.00% Series B Mandatory Convertible Preferred Shares pursuant to their terms; provided that such dividends shall be excluded in the calculation of the amount of Restricted Payments.

            (xi) Limitation on Restrictions on Distributions from Restricted Subsidiaries.

            The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company, except:

            (A) with respect to clause (i), (ii) and (iii): (1) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date; (2) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date; (3) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (1) or (2) of clause (A) of this Section 1(r)(xi) or this clause (3) or contained in any amendment to an agreement referred to in clause (1) or
      (2) of clause (A) of this Section 1(r)(xi) or this clause (3); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the Noteholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements; and

            (B) with respect to clause (iii) only: (1) any such encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder; (2) restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages; and (3) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition.

            (xii) Limitation on Sales of Assets and Subsidiary Stock.

            (A) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, sell, transfer or otherwise dispose of (collectively, a "disposition") any Capital Stock of any Person that owns, directly or indirectly, all or a significant portion of the Tubular Business, unless:

            (1) the Company or such Restricted Subsidiary receives consideration at the time of such disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors, of the Capital Stock subject to such disposition;

            (2) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents; and

            (3) an amount equal to 75% of the Net Available Cash from such disposition (after giving effect to the consummation of offers to repurchase required under the 10 -3/4% Notes Indenture) is applied by the Company (or such Restricted Subsidiary, as the case may be) to make an offer to the holders of the Notes to purchase Notes pursuant to and subject to the conditions contained in the Indenture within 30 days from the later of the date of such disposition (after giving effect to the consummation of offers to repurchase required under the 10 -3/4% Notes Indenture) or the receipt of such Net Available Cash; provided, however, that the Company or such Restricted Subsidiary shall permanently retire such Notes.

            Pending application of Net Available Cash pursuant to this paragraph
      (A), such Net Available Cash shall be invested in Temporary Cash Investments or applied to temporarily reduce indebtedness under Credit Facilities.

            (B) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any other Asset Disposition unless:

            (1) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non cash consideration), as determined in good faith by the Board of Directors of the Company of the shares and assets subject to such Asset Disposition;

            (2) with respect to Asset Dispositions other than Like-Kind Exchanges or Excluded Real Property Sales, at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents; and

            (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be): (a) first, to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Senior Indebtedness of the Company or Indebtedness (other than any Disqualified Stock) of a Wholly Owned Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (b) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (a), to the extent the Company elects, to acquire Additional Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; and (c) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (a) and (b), to make an offer to the holders of the Notes (and to holders of other Senior Indebtedness of the Company designated by the Company) to purchase Notes (and such other Senior Indebtedness of the Company) pursuant to and subject to the conditions contained in the Indenture;

      provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (a) or (c) above, the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

            Notwithstanding the foregoing provisions of Section 1(r)(xii)(B), the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with Section 1(r)(xii)(B) except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with Section 1(r)(xii)(B) exceeds $25 million. Pending application of Net Available Cash pursuant to
      Section 1(r)(xii)(B), such Net Available Cash shall be invested in Temporary Cash Investments or applied to temporarily reduce indebtedness under Credit Facilities.

            (C) For the purposes of Sections 1(r)(xii)(A) and (B), the following are deemed to be cash or cash equivalents: (1) the assumption of Senior Indebtedness of the Company, or Indebtedness of any Restricted Subsidiary, and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition and (2) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

            (D) In the event of an Asset Disposition that requires the purchase of 2010 Notes (and other Senior Indebtedness) pursuant to Section 1(r)(xii)(A)(3) or 1(r)(xii)(B)(3)(c), the Company shall purchase 2010 Notes tendered pursuant to an offer by the Company for the 2010 Notes (and such other Senior Indebtedness) at a purchase price of 100% of their principal amount (or, in the event such other Senior Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof), without premium, plus accrued but unpaid interest (or, in respect of such other Senior Indebtedness, such lesser price, if any, as may be provided for by the terms of such Senior Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. If the aggregate purchase price of the securities tendered exceeds the Net Available Cash allotted to their purchase, the Company shall select the securities to be purchased on a pro rata basis but in round denominations, which in the case of the 2010 Notes will be denominations of $1,000 principal amount or integral multiples thereof. The Company shall not be required to make such an offer to purchase 2010 Notes (and other Senior Indebtedness) pursuant to Section 1(r)(xii)(B) if the Net Available Cash available therefor is less than $25 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

            (E) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of 2010 Notes pursuant to this Section 1(r)(xii). To the extent that the provisions of any securities laws or regulations conflict with provisions of this
      Section 1(r)(xii), the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this clause by virtue of its compliance with such securities laws or regulations.

            (xiii) Limitation on Affiliate Transactions.

            (A) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into, permit to exist, renew or extend any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction") unless:

            (1) the terms of the Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm's-length dealings with a Person who is not an Affiliate;

            (2) if such Affiliate Transaction involves an amount in excess of $10 million, the terms of the Affiliate Transaction are set forth in writing and a majority of the non-employee Directors of the Company disinterested with respect to such Affiliate Transactions have determined in good faith that the criteria set forth in clause (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a Board resolution; and

            (3) if such Affiliate Transaction involves an amount in excess of $25 million, the Board of Directors shall also have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm's-length transaction with a Person who was not an Affiliate.

            (B) The provisions of the preceding paragraph (A) shall not prohibit:

            (1) any Investment (other than a Permitted Investment) or other Restricted Payment, in each case permitted to be made under
                  Section 1(r)(x);

            (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors;

            (3) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or its Restricted Subsidiaries, but in any event not to exceed $5.0 million in the aggregate outstanding at any one time;

            (4) the payment of reasonable fees to Directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries;

            (5) any transaction with a Restricted Subsidiary or joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;

            (6) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company; and

            (7) any transaction pursuant to any contract or agreement in effect on the Issue Date, in each case as amended, modified or replaced from time to time so long as the amended, modified or new agreement, taken as a whole, is no less favorable to the Company and its Restricted Subsidiaries than that in effect on the Issue Date.

            (xiv) Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries.


            The Company (i) shall not, and shall not permit any Restricted Subsidiary to, sell, transfer or otherwise dispose of any Capital Stock of any other Restricted Subsidiary to any Person (other than the Company or a Wholly Owned Subsidiary) and (ii) shall not permit any Restricted Subsidiary to issue any of its Capital Stock (other than, if necessary, shares of its Capital Stock constituting directors' or other legally required qualifying shares) to any Person (other than to the Company or a Wholly Owned Subsidiary); unless (a) Company complies with Section 1(r)(xii) with respect to any such sale, transfer or other disposition and
      (b) immediately after giving effect to such issuance, sale, transfer or other disposition, (x) such Restricted Subsidiary remains a Restricted Subsidiary or (y) such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto is treated as a new Investment by the Company and such Investment would be permitted to be made under Section 1(r)(x) if made on the date of such issuance, sale, transfer or other disposition.

            (xv) Limitation on Liens.

            The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien (the "Initial Lien") of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, securing any Indebtedness, other than Permitted Liens, without effectively providing that the Notes shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

            Any Lien created for the benefit of the Holders of the Notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

            (xvi) Limitation on Sale/Leaseback Transactions.

            The Company shall not, and shall not permit any Restricted Subsidiary to, enter into, Guarantee or otherwise become liable with respect to any Sale/Leaseback Transaction with respect to any property unless: (i) the Company or such Restricted Subsidiary would be entitled to
      (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction under Section 1(r)(ix) and (B) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Notes under Section 1(r)(xv); (ii) the net proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair value (as determined by the Board of Directors) of such property; and
      (iii) the Company applies the proceeds of such transaction to the extent required by Section 1(r)(xii).

            (xvii) Further Instruments and Acts.

            Upon reasonable request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

      (s)   Not applicable.

      (t)   Not applicable.

      (u) (i) Merger, Consolidation or Sale of Assets. For purposes of the 2010 Notes, the provisions of this Section 1(u)(i) shall supersede the provisions of Article VIII of the Indenture and shall be controlling.

            (A) The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

            (1) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the

                  Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the 2010 Notes and the Indenture;

            (2) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

            (3) immediately after giving pro forma effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 1(r)(ix)(A);

            (4) immediately after giving pro forma effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of the Company immediately prior to such transaction;

            (5) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture; and

            (6) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such transaction and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred;

      provided, however, that clauses (3) and (4) will not be applicable to (a) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company or (b) the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction. The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and the Company, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the 2010 Notes.

            (B) In addition, the Company shall not effect any consolidation, merger, sale, assignment, transfer, conveyance or other disposition as is contemplated in this Section 1(u), unless the Company also complies with Sections 801 and 802 of the Indenture and the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made, shall be deemed a Successor Corporation under the Indenture.

                  (ii)     Certain Definitions.

                   Set forth below are certain defined terms used in this Officer's Certificate. Reference is made to the Indenture for the definitions of any other capitalized terms used herein for which no definition is provided herein. For purposes of the 2010 Notes, to the extent the definitions contained in this Section 1(u)(ii) conflict with definitions contained in the Indenture, the definitions contained in this Section 1(u)(ii) shall supersede the definitions contained in the Indenture and shall be controlling.

                  "Additional Assets" means:

                  (1)      any property, plant or equipment used in a Related
                           Business;

                  (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

                  (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

                  provided, however, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business.

                  "Additional Notes" means 2010 Notes (other than the initial 2010 Notes) issued under the Indenture in accordance with Section 301 thereof that are designated to be part of the same series as the 2010 Notes.

                  "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 1(r)(x), (xii) and (xiii) only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

                  "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that applies to such transfer or exchange.

                  "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a Like-Kind Exchange, an Excluded

         Real Property Sale or a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:

                  (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

                  (2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or

                  (3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary.

         Notwithstanding the foregoing, an "Asset Disposition" shall not include:

                           (A) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary;

                           (B) for purposes of Section 1(r)(xii) only, (x) a disposition that constitutes a Restricted Payment under Section 1(r)(x) or a Permitted Investment and (y) a disposition of all or substantially all the assets of the Company in accordance with Section 1(u)(i);

                           (C) a disposition of assets if Additional Assets were acquired within one year prior to such disposition for the purpose of replacing the assets disposed of; and

                           (D) a disposition of assets with a fair market value of less than $10,000,000.

                  "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby shall be determined in accordance with the definition of "Capital Lease Obligation".

                  "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

                  (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by

                  (2)      the sum of all such payments.

                  "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

                  "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

                  "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 1(r)(xv), a Capital Lease Obligation will be deemed to be secured by a Lien on the property being leased.

                  "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including, without limitation, membership interests in limited liability companies and any Preferred Stock, but excluding any debt securities convertible into such equity.

                  "Change of Control" means the occurrence of any of the following:

                  (1) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company;

                  (2) individuals who on the Issue Date constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the company as approved by a vote of 66-2/3% of the directors of the Company then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

                  (3) the adoption of a plan relating to the liquidation or dissolution of the Company; or

                  (4) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person, other than a merger or consolidation transaction in which holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and in substantially the same proportion as before the transaction.

                  "Change of Control Offer" has the meaning assigned to it in
         Section 1(r)(viii) of this Officer's Certificate.

                  "Company" means United States Steel Corporation, a Delaware corporation, until a successor replaces it in accordance with the applicable provisions of this Officer's Certificate, and thereafter means such successor.

                  "Consolidated Coverage Ratio" as of any date of determination means the ratio of (x) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which financial results are publicly available to (y) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

                  (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period;

                  (2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

                  (3) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

                  (4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

                  (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period.

                  For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

                  "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, without duplication:

                  (1) interest expense attributable to capital leases and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction;

                  (2)      amortization of debt discount and debt issuance cost;

                  (3)      capitalized interest;

                  (4)      non-cash interest expenses;

                  (5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

                  (6) net payments pursuant to Hedging Obligations in respect of Indebtedness;

                  (7) Preferred Stock dividends in respect of all Preferred Stock held by Persons other than the Company or a Wholly Owned Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of the issuer of such Preferred Stock);

                  (8) interest incurred in connection with Investments in discontinued operations;

                  (9) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary; and

                  (10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

         "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Restricted Subsidiaries determined in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income:

                  (1) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

                           (A)      subject to the exclusion contained in clause
                                    (4) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below); and

                           (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

                  (2) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

                  (3) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

                           (A)      subject to the exclusion contained in clause
                                    (4) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

                           (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

                  (4) any gain (but not loss) realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person;

                  (5)      extraordinary gains or losses;

                  (6) the cumulative effect of a change in accounting principles; and

                  (7) one-time benefit charges incurred in connection with the Company's workforce reduction activities announced in 2003 and charges incurred in connection with any merger of the Company's pension plans in 2003, in each case, including, without limitation, any curtailment or re-measurement charges triggered by such activities.

          Notwithstanding the foregoing, for the purposes of Section 1(r)(x) only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Company or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under such covenant pursuant to clause
          (A)(3)(d) thereof.

                  "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as the sum of:

                  (1) the par or stated value of all outstanding Capital Stock of the Company plus

                  (2) paid-in capital or capital surplus relating to such Capital Stock plus

                  (3)      any retained earnings or earned surplus

         less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

                   "Credit Facility" means any senior credit facility to be entered into by and among one or more of the Company and certain of its Foreign Restricted Subsidiaries and the lenders referred to therein, together with the related documents thereto (including the revolving loans thereunder, any guarantees and security documents), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Facility or a successor Credit Facility, whether by the same or any other lender or group of lenders.

                   "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values.

                  "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

                   "Definitive Note" means a certificated 2010 Note registered in the name of the Holder thereof and issued in accordance with
          Section 1(p)(iv) of this Officer's Certificate, in the form of Exhibit A hereto except that such 2010 Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

                   "Depositary" means, with respect to the 2010 Notes issuable or issued in whole or in part in global form, the Person specified in
          Section 1(p)(iii) of this Officer's Certificate as the Depositary with respect to the 2010 Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Officer's Certificate or the Indenture.

                  "Directors" means the persons who are members of the Board of Directors of the Company.

                   "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

                  (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

                  (2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

                  (3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

         in each case on or prior to the first anniversary of the Stated Maturity of any series of Notes then outstanding; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of any series of Notes then outstanding shall not constitute Disqualified Stock if:

                  (1) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Notes and described under Sections 1(r)(viii) and 1(r)(xii); and

                  (2) any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto.

                  The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to the Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

                  "DTC" has the meaning assigned to it in Section 1(p)(iii) of this Officer's Certificate.

                  "EBITDA" for any period means the sum of Consolidated Net Income (but without giving effect to any gains or losses from Asset Dispositions), minus (i) noncash net pension credits to the extent included in calculating such Consolidated Net Income and (ii) the sum of (x) payments made by the Company for pensions and other post retirement benefits that are not reimbursed by plan assets and (y) any funding by the Company to plan trusts and plus the following to the extent deducted in calculating such Consolidated Net Income:

                  (1) all income tax expense of the Company and its consolidated Restricted Subsidiaries;

                  (2)      Consolidated Interest Expense;

                  (3) depreciation, depletion and amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid operating activity item that was paid in cash in a prior period);

                  (4) all other non-cash charges of the Company and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period); and

                  (5) net periodic benefit cost recorded for pensions and other postretirement benefits.

                  Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

                  "Event of Default" means an Event of Default as defined in
         Section 1(q) herein.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Excluded Real Property Sales" means sales of real property either: (a) in the ordinary course of the business of the Company or a Restricted Subsidiary or (b) of real property that has not been used by the Company or a Restricted Subsidiary in the production of steel or steel products at any time within 90 days prior to the date of sale.

                  "Financial Matters Agreement" means the Financial Matters Agreement dated December 31, 2001 between Marathon and the Company.

                   "Financing Entity" means any Wholly Owned Subsidiary formed for the purpose of effecting a receivables or inventory financing program so long as such entity has no obligations that are either Guaranteed by, or recourse to, any other Restricted Subsidiary.

                  "Foreign Restricted Subsidiary" means any Restricted Subsidiary of the Company that is organized in a jurisdiction outside the United States of America.

                   "GAAP" means generally accepted accounting principles in the United States of America as in effect as of July 27, 2001, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants; (ii) statements and pronouncements of the Financial Accounting Standards Board; (iii) such other statements by such other entity as approved by a significant segment of the accounting profession; and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

                   "Global Note Legend" means the legend set forth in Section 1(p)(iv)(E)(1) of this Officer's Certificate, which is required to be placed on all Global Notes issued under this Officer's Certificate.

                   "Global Notes" means, individually and collectively, each of the 2010 Notes or issuable in the global form of Exhibit A hereto issued in accordance with Sections 1(p) of this Officer's Certificate.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) but shall not include take-or-pay-arrangements or other agreements to purchase goods or services that are not entered into for the purpose of purchasing or paying such Indebtedness of such Person or
         (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

                  "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

                  "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Security Registrar's books.

                   "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with Section 1(r)(ix), amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security and (2) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same clause and with the same terms will not be deemed to be the Incurrence of Indebtedness. For purposes of this definition, the Company (i) shall be deemed to Incur any Indebtedness of other Persons of the type referred to in clause (6) of the definition of "Indebtedness" at such time it becomes responsible or liable, directly or indirectly, for its payment pursuant to the terms of the Financial Matters Agreement and
          (ii) shall not be deemed to Incur any Indebtedness for which it is indemnified by Marathon pursuant to the terms of the Financial Matters Agreement at the time that such Indebtedness is deemed to become Indebtedness of the Company as a result of Marathon no longer having an Investment Grade Rating from both Rating Agencies.

                  "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

                  (1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

                  (2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

                  (3)      all Purchase Money Indebtedness of such Person;

                  (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

                  (5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person, the principal amount of such Preferred Stock to be determined in accordance with the Indenture (but excluding, in each case, any accrued dividends);

                  (6)      all obligations of the type referred to in clauses
                           (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee or pursuant to the terms of the Financial Matters Agreement;

                  (7)      all obligations of the type referred to in clauses
                           (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets and the amount of the obligation so secured;

                  (8) to the extent not otherwise included in this definition, any financing of accounts receivable or inventory of such Person; and

                  (9) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

                  Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term "Indebtedness" will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter (or, in the case of the acquisition of USSK, when due).

                  Notwithstanding the foregoing, the term "Indebtedness" will exclude (x) any indebtedness for which Marathon indemnifies the Company pursuant to the terms of the Financial Matters Agreement, so long as such indebtedness (i) has not been Refinanced and (ii) Marathon has an Investment Grade Rating from both of the Rating Agencies and (y) Industrial Revenue Bond Obligations to the extent the Company (i) has delivered to the holders of such obligations an irrevocable notice of redemption or directed delivery of such a notice and (ii) has set aside cash or U.S. Government Obligations, pursuant to a defeasance mechanism or otherwise, sufficient to redeem such obligations.

                  The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided, however, that in the case of

         Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

                   "Indenture" means the Indenture dated as of May 20, 2003 between the Company and The Bank of New York, as trustee, as modified, amended or supplemented at any time or from time to time by supplemental indentures.

                  "Independent Qualified Party" means an investment banking firm, accounting firm or appraisal firm of national standing; provided, however, that such firm is not an Affiliate of the Company.

                  "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

                   "Industrial Revenue Bond Obligations" means an obligation to a state or local government unit that secures the payment of bonds issued by a state or local government unit or any obligation under the Financial Matters Agreement relating to Industrial Revenue Bond Obligations or any Indebtedness incurred to Refinance, in whole or in part, such obligations.

                   "Interest Rate Agreement" means in respect of a Person any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates.

                   "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. Except as otherwise provided for herein, the amount of an Investment shall be its fair value at the time the Investment is made and without giving effect to subsequent changes in value.

                  For purposes of the definition of "Unrestricted Subsidiary", the definition of "Restricted Payment" and Section 1(r)(x):

                  (1) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Company's "Investment" in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

                  (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

                  "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P.

                  "Issue Date" means the first date on which any 2010 Notes are issued, authenticated and delivered under the Indenture and this Officer's Certificate.

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

                  "Like-Kind Exchange" means (i) the disposition of property in exchange for similar property or for cash proceeds where the proceeds are deposited in a trust and employed to acquire similar property in a transaction qualifying as a like-kind exchange pursuant to Section 1031 of the Internal Revenue Code of 1986 (or any successor provision) or (ii) the acquisition of property from a Person with the proceeds of the disposition of similar property in such a qualifying transaction.

                  "Marathon" means Marathon Oil Corporation.

                  "Net Available Cash" from an Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case net of:

                  (1) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale;

                  (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale;

                  (3) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale; and

                  (4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale.

                   "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                  "Note Custodian" means the Company, as custodian for the Depositary with respect to the 2010 Notes in global form, or any successor entity thereto.

                   "Obligations" means with respect to any indebtedness all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

                  "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

                  "Participant" means, with respect to DTC, a Person who has an account with DTC.

                  "Paying Agent" means the Company or any Person authorized by the Company to pay the principal of and/or any premium or interest on any Notes on behalf of the Company.

                  "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in:

                  (1) Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

                  (2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;

                  (3)      cash and Temporary Cash Investments;

                  (4) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

                  (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

                  (6) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary;

                  (7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

                  (8) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted in clause (A) or (B) of Section 1(r)(xii);

                  (9) any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

                  (10) so long as no Default has occurred and is continuing, an Unrestricted Subsidiary the assets of which shall primarily be located outside the United States of America, which Investment is made on or prior to December 31, 2003 and does not exceed $50 million; provided that such Unrestricted Subsidiary shall be treated as a Restricted Subsidiary as of the first date the Board of Directors would be permitted to designate it as such under the definition of "Unrestricted Subsidiary"; and

                  (11) any loan made to a Person in connection with a Like-Kind Exchange, provided such loan is repaid in full within 180 days.

         "Permitted Liens" means, with respect to any Person:

                  (1) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or

                           United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

                  (2) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to DTC;

                  (3) Liens for property taxes not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

                  (4) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

                  (5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

                  (6) Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

                  (7)      Liens existing on the Issue Date;

                  (8) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

                  (9) Liens on the inventory or accounts receivable of the Company or any Restricted Subsidiary securing Indebtedness permitted under the provisions described in Section 1(r)(ix)(B)(1);

                  (10) Liens securing industrial revenue or pollution control bonds issued pursuant to agreements with the Company, or prior to Separation, by USX Corporation (now named Marathon Oil Corporation); provided, however, that such Liens relate solely to the project being financed and are removed within 90 days following completion of the project being financed;

                  (11) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

                  (12) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a wholly owned Subsidiary of such Person;

                  (13) Liens securing Hedging Obligations so long as such Hedging Obligations relate to Indebtedness that is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligations;

                  (14) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clause (6), (8), (9) or (10); provided, however, that:

                           (A) such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

                           (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (6), (8), (9) or (10) at the time the original Lien became a Permitted Lien and
                                    (y) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; and

                  (15) Liens on assets subject to a Sale/Leaseback Transaction securing Attributable Debt permitted to be Incurred under Section 1(r)(ix).

                  Notwithstanding the foregoing, "Permitted Liens" will not include any Lien described in clauses (6), (9) or (10) above to the extent such Lien applies to any Additional Assets acquired directly or indirectly from Net Available Cash pursuant to Section 1(r)(xii).

                  "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

                  "Principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

                  "Public Equity Offering" means an underwritten primary public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act.

                  "Purchase Money Indebtedness" means Indebtedness Incurred or assumed as the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property).

                   "Rating Agencies" means Standard & Poor's Ratings Group, Inc. ("S&P") and Moody's Investors Service, Inc. ("Moody's"), or if S&P or Moody's or both shall not make a rating on the 2010 Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for S&P or Moody's or both, as the case may be.

                  "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

                  "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

                  (1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

                  (2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced; and

                  (3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced;

         provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

                  "Regular Record Date" has the meaning assigned to it in
         Section 1(e)(ii) of this Officer's Certificate.

                  "Related Business" means any business in which the Company was engaged on the Issue Date and any business related, ancillary or complementary to any business of the Company in which the Company was engaged on the Issue Date.

                  "Representative" means with respect to a Person any trustee, agent or representative (if any) for an issue of Senior Indebtedness of such Person.

                   "Restricted Payment" with respect to any Person means:

                  (1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to the Company or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

                  (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

                  (3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of such Person (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition); or

                  (4) the making of any Investment (other than a Permitted Investment) in any Person;

         provided, however, that any purchase or other acquisition for value of common stock of the Company with (x) funds provided by the participants of the Company's dividend reinvestment plan or (y) cash dividends permitted to be paid under Section 1(r)(x) pursuant to the Company's dividend reinvestment plan shall not, in either case, be a "Restricted Payment".

                  "Restricted Subsidiary" of a Person means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

                  "Sale/Leaseback Transaction" means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

                  "SEC" means the U.S. Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Security Registrar" has the meaning assigned to it in Section 1(p)(iii) of this Officer's Certificate.

                  "Senior Indebtedness" means with respect to any Person:

                           (1) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and

                           (2) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of
                                    (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Notes or the Guarantee of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include:

                  (1)      any obligation of such Person to any Subsidiary;

                  (2) any liability for Federal, state, local or other taxes owed or owing by such Person;

                  (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

                  (4) any Indebtedness of such Person (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect to any other Indebtedness or other obligation of such Person; or

                  (5) that portion of any Indebtedness that at the time of Incurrence is Incurred in violation of the Indenture.

                  "Separation" means the separation of the Company from USX Corporation pursuant to an Agreement and Plan of Reorganization, which was approved by the shareholders of Marathon on December 31, 2001.

                  "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

                  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

                  "Subordinated Obligation" means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Notes or a Guaranty of such Person, as the case may be, pursuant to a written agreement to that effect.

                  "Subsidiary" means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

                  (1)      such Person;

                  (2) such Person and one or more Subsidiaries of such Person; or

                  (3)      one or more Subsidiaries of such Person.

                  "Temporary Cash Investments" means any of the following:

                  (1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

                  (2) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A"(or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

                  (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause
                           (2) above;

                  (4) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P;

                  (5) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's;

                  (6) overnight investments with banks rated "B" or better by Fitch, Inc.;

                  (7) in the case of a Foreign Restricted Subsidiary, investments of the type and maturity described in clauses (1) through (6) above of foreign obligors, which investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies; and

                  (8) deposits in Slovak financial institutions that do not at any time exceed $5 million in the aggregate.

                  "10 -3/4% Notes Indenture" means the Indenture between the Company and the Trustee governing the Company's 10 -3/4% Senior Notes due 2008.

                  "Tubular Business" means the assets and liabilities of the Company or any of its Subsidiaries primarily related to its tubular products business.

                  "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has consolidated assets greater than $1,000, such designation would be permitted under Section 1(r)(x). The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could incur $1.00 of additional Indebtedness pursuant to Section 1(r)(ix)(A) and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

                  "U.S." means the United States of America.

                  "U.S. Dollar Equivalent" means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the "Exchange Rates" column under the heading "Currency Trading" on the date two Business Days prior to such determination. Except as described under Section 1(r)(ix), whenever it is necessary to determine whether the Company has complied with any covenant in the Indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

                  "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

                  "USSK" means U.S. Steel Kosice, s.r.o., a company organized under the laws of the Slovak Republic.

                  "Voting Power" as applied to the stock of any Person means the total voting power represented by all outstanding Voting Stock of such Person.

                  "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof.

                  "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or one or more Wholly Owned Subsidiaries.

                  (iii) Outstanding 2010 Notes. 2010 Notes outstanding at any time are all 2010 Notes authenticated by the Trustee except for those canceled, those delivered for cancellation and those described in this
         Section 1(u)(iii) as not outstanding. A 2010 Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the 2010 Note; provided, 2010 Notes held by the Company or its Affiliates shall be disregarded for purposes of consents and waivers granted hereunder. If a 2010 Note is replaced pursuant to Section 309 of the Indenture, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced 2010
         Note is held by a bona fide purchaser. If the Paying Agent segregates and holds in trust, in accordance with the Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the 2010 Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Noteholders on that date pursuant to the terms of the Indenture, then on and after that date such 2010 Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

                  (iv) Amendments. In addition to the restrictions set forth in
         Section 902 of the Indenture, no supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby, make any change in the ranking of priority of any 2010 Note that would adversely affect the Holders.

                  (v) Revocation and effect of consents and waivers. A consent to an amendment or a waiver by a Holder of a 2010 Note shall bind the Holder and every subsequent Holder of that 2010 Note or portion of the 2010 Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent or waiver is not made on the 2010 Note. After an amendment or waiver becomes effective, it shall bind every Noteholder. The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Officer's Certificate. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

                  (vi) Trustee to sign amendments. The Trustee shall sign any amendment authorized pursuant to Article IX of the Indenture if the amendment does not materially and adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 601 of the Indenture) shall be fully protected in relying upon, in addition to the documents required by
         Section 102 of the Indenture, an Officers' Certificate and an Opinion of Counsel stating that such amendment complies with the provisions of
         Article IX of the Indenture; provided, however, that Holders who do not consent, waive or agree to amend this Indenture in the time frame set forth in such solicitation documents shall not be entitled to any consideration offered for timely consent, waiver or amendment, even if the consent, waiver or amendment is agreed to by sufficient Holders to approve such consent, waiver or amendment to this Indenture.

                  (vii) Other terms and provisions. The 2010 Notes shall have such other terms and provisions as are provided in the form thereof attached hereto as Exhibit A, and shall be issued in substantially such form.

         2. The undersigned has read all of the covenants and conditions contained in the Indenture, and the definitions in the Indenture relating thereto, relating to the issuance of the 2010 Notes and in respect of compliance with which this certificate is made.

         The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein.

         In the opinion of the undersigned, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenants and conditions have been complied with.

         In the opinion of the undersigned, such conditions and covenants have been complied with.

         IN WITNESS WHEREOF, the undersigned has executed this Officer's Certificate as of the date first written above.

                                                     By: _______________________
                                                         Name:
                                                         Title:

                                    EXHIBIT A

                               FORM OF 2010 NOTES

  [Insert the Global Note Legend, if applicable, pursuant to the provisions of the Indenture and the Officer's Certificate]

                         UNITED STATES STEEL CORPORATION

No.  ___                                              Principal Amount $________

                                                         CUSIP NO. _____________

                           ___% Senior Notes due 2010

         United States Steel Corporation, a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of ________________________ Dollars on _____, 20__.

         Interest Payment Dates: _____ and _____.

         Record Dates: _____ and _____.

         Additional provisions of this Note are set forth on the other side of this Note.

Dated:                                           UNITED STATES STEEL CORPORATION


                                                 By: ___________________________
                                                     Name:
                                                     Title:

TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

This is one of the Notes
referred to in the Indenture.

THE BANK OF NEW YORK
  as Trustee

By: __________________________
    Authorized Signatory

                                (Reverse of Note)

                           ___% Senior Notes due 2010

1.       Interest

                  United States Steel Corporation, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above.

                  The Company shall pay accrued interest semi-annually on each _____ and _____ commencing _____, 2003 or if any such day is not a Business Day (as defined in the Indenture referred to below), on the next Business Day. The Company shall pay interest on overdue principal at 1% per annum in excess of the rate borne by the Notes to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.       Method of Payment

                  By at least 11:00 a.m. prevailing Eastern (U.S.) time on the date on which any principal of or interest on any Note is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal and/or interest. The Company will pay interest (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on _____ or _____ next preceding the interest payment date even if Notes are cancelled, repurchased or redeemed after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts by wire transfer of immediately available funds to the U.S. dollar accounts with a bank in the United States specified by the Holder hereof or, if no such account is specified, by mailing a check to the Holder's registered address.

3.       Paying Agent and Security Registrar

                  Initially, the Company will act as Paying Agent and Security Registrar. The Company may appoint and change any Paying Agent, Security Registrar or co-registrar without notice to any Noteholder. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent.

4.       Indenture

                  The Company issued the Notes under an Indenture dated as of September ___, 2002 (as it may be amended or supplemented from time to time in accordance with the terms thereof, including by the Officer's Certificate, the "Indenture"), between the Company and The Bank of New York, a New York banking corporation ("the Trustee"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the TIA for a statement of those terms.

                  The Notes are senior unsecured obligations of the Company. The Notes include the Initial Notes and any Additional Notes actually issued. The Initial Notes and any Additional Notes actually issued are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Company and its Restricted Subsidiaries, the payment of dividends and other distributions on the Capital Stock of Company and its Restricted Subsidiaries, the purchase or redemption of Capital Stock of the Company and Capital Stock of its Restricted Subsidiaries, the sale or transfer of assets and Capital Stock of Restricted Subsidiaries, the issuance or sale of Capital Stock of Restricted Subsidiaries, transactions with Affiliates, the incurrence of Liens and certain Sale/Leaseback Transactions. In addition, the Indenture limits the ability of the Company and its Restricted Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries.

5.       Optional Redemption

                  Except as set forth in the following paragraphs, the Notes will not be redeemable at the option of the Company prior to the Stated Maturity.

                  Before _____, 2006, the Company may at its option on one or more occasions, upon not less than 30 nor more than 60 days' notice, redeem the Notes in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes originally issued at a redemption price (expressed as a percentage of principal amount) of ___%, plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more Public Equity Offerings; provided that

                  (i) at least 65% of such aggregate principal amount originally issued of the Notes remains outstanding immediately after the occurrence of each such redemption (other than Notes held, directly or indirectly, by the Company or its Affiliates); and

                  (ii) each such redemption occurs within 60 days after the date of the related Public Equity Offering.

                  On and after ____________, 2007, the Company will be entitled at its option to redeem all or a portion of the Notes upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on __________of the years set forth below:

                                     REDEMPTION
PERIOD                                  PRICE
------                               ----------
2007
2008
2009 and thereafter                   100.00%

6.       Notice of Redemption

                  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date by first-class mail to each Holder of Notes to be redeemed at his registered address. Notes in denominations of principal amount larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

7.       Put Provisions

                  Upon a Change of Control, any Holder of Notes will have the right to cause the Company to repurchase all or any part of the Notes of such Holder at a repurchase price equal to 101% of the principal amount thereof as of the date of repurchase, plus accrued and unpaid interest, if any, to the date of repurchase as provided in, and subject to the terms of, the Indenture.

8.       Denominations; Transfer; Exchange

                  The Notes are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may register, transfer or exchange Notes in accordance with the Indenture. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Security Registrar need not register the transfer of or exchange (i) any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) for a period beginning 15 business days before a selection of Notes to be redeemed and ending on the date of such selection or (ii) any Notes for a period beginning on a record date and ending on the next succeeding interest payment date.

9.       Persons Deemed Owners

                  The registered holder of this Note may be treated as the owner of it for all purposes.

10.      Unclaimed Money

                  If money for the payment of principal or interest remains unclaimed for one year after the date of payment of principal and interest, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

11.      Defeasance

                  Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Notes to redemption or maturity, as the case may be.

12.      Amendment, Waiver

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount at maturity of the outstanding Notes and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount at maturity of the outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Noteholder, the Company and the Trustee may amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, or to comply with Section 1(u)(i) of the Officer's Certificate, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to add guarantees with respect to the Notes or to secure the Notes, or to add additional covenants of or surrender rights and powers conferred on the Company, or to make any change that does not materially and adversely affect the rights of any Noteholder, or to comply with any request of the SEC in connection with qualifying the Indenture under the TIA.

13.      Defaults and Remedies

                  Under the Indenture, Events of Default include (i) a default in any payment of interest on any Note when due, continued for 30 days, (ii) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise, (iii) the failure by the Company to comply with its obligations under Section 1(u)(i) of the Officer's Certificate, (iv) the failure by the Company to comply for 30 days after notice with any of its other obligations under Sections 1(r)(ii) and 1(r)(vii) through 1(r)(xvi) of the Officer's Certificate (in each case, other than a failure to repurchase Notes),
(v) the failure by the Company to comply for 60 days after notice with its other agreements contained in the Indenture or the Officer's Certificate, (vi) the failure by the Company or any Significant Subsidiary of the Company to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $50 million or its foreign currency equivalent, (vii) certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary of the Company, or (viii) any judgment or decree for the payment of money in excess of $50 million is rendered against the Company or any Significant Subsidiary of the Company, remains outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed within 10 days after notice. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default that will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

                  Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is not opposed to their interest.

14.      Trustee Dealings with the Company

                  Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15.      No Recourse Against Others

                  No director, officer, employee, member, incorporator or stockholder of the Company shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Notes.

16.      Authentication

                  This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

17.      Abbreviations

                  Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

18.      CUSIP Numbers

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19.      GOVERNING LAW

                  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                 ASSIGNMENT FORM

                  To assign this Note, fill in the form below:

                  I or we assign and transfer this Note to:

                  --------------------------------------

                  --------------------------------------

                  --------------------------------------

              (Print or type assignee's name, address and zip code)

                  (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint ______________ as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.



Date: ________________________              Your Signature: ____________________
                                                            Sign exactly as
                                                            your name appears
                                                            on the face of
                                                            this Note.

Signature Guarantee: ___________________

(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program or other signature guarantor program reasonably acceptable to the Trustee)

                       OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to
Section 1(r)(viii) or 1(r)(xii) of the Officer's Certificate, check the appropriate box:

                             Section 1(r)(viii) [ ]

                              Section 1(r)(xii) [ ]

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 1(r)(viii) or 1(r)(xii) of the Officer's Certificate, state the amount you elect to have purchased (must be integral multiple of $1,000): $

Date: ________________________              Your Signature: ____________________
                                                            Sign exactly as
                                                            your name appears
                                                            on the face of
                                                            this Note.

Signature Guarantee: ___________________

(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program or other signature guarantor program reasonably acceptable to the Trustee)

                        [TO BE ATTACHED TO GLOBAL NOTES]

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

       The following increases or decreases in this Global Note have been made:

                   AMOUNT OF               AMOUNT OF               PRINCIPAL AMOUNT
                   DECREASE IN             INCREASE IN             OF THIS GLOBAL NOTE       SIGNATURE OF
                   PRINCIPAL               PRINCIPAL               FOLLOWING SUCH            AUTHORIZED OFFICER
DATE OF            AMOUNT OF THIS          AMOUNT OF THIS          DECREASE OR               OF TRUSTEE OR
EXCHANGE           GLOBAL NOTE             GLOBAL NOTE             INCREASE                  NOTES CUSTODIAN
--------           --------------          --------------          -------------------       ------------------